                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated February 22, 2000 included in this Registration Statement (Form N-1A Nos. 2-85921 and 811-03829) of Alliance Mortgage Securities Income Fund, Inc.




                                             ERNST & YOUNG LLP


New York, New York
February 24, 2000




























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